Exhibit 99.1

www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE

CASI PHARMACEUTICALS REPORTS 2014 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

ROCKVILLE, Md. (March 27, 2015) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a commercial focus on China, today reported financial results for the three and 12 months ended December 31, 2014.

The Company reported a net loss of ($1.6 million), or ($0.05) per share, for the three months ended December 31, 2014. This compares with a net loss of ($1.3 million), or ($0.05) per share for the fourth quarter of 2013. The increase in net loss can be attributed to higher costs associated with expanding our China operations as well as increased investments in business development and investor relations activities.

The net loss for the year ended December 31, 2014 was ($26.2 million), or ($0.92) per share. These amounts include a non-cash expense of $19.7 million for acquired in-process research and development associated with the September 2014 successful in-license of Zevalin®, Marqibo®, and CE Melphalan from Spectrum Pharmaceuticals. The Company secured these rights primarily with equity and no cash up front. Excluding this non-cash expense, the net loss for 2014 would have been ($6.5 million), or ($0.23) per share, compared with a net loss of ($5.7 million), or ($0.22) per share, for year ended December 31, 2013.

As of December 31, 2014, CASI had cash and cash equivalents of $10.7 million.

Sara B. Capitelli, CASI’s Vice President, Finance and Principal Accounting Officer, commented, “Our research and development expenses for the fourth quarter were in line with our expectations and increased over the prior year due to higher costs associated with expanding our China operations during 2014, as well as manufacturing costs of 2ME2 during 2014. The increase in general and administrative expenses compared with the previous year primarily reflects an increase in our investment behind corporate business development activities as we pursue opportunities to further expand our pipeline. We are continuing to execute our clinical development plans in the U.S. and China, and expect operating expenses to increase in 2015.”

Further information regarding the Company, including its Annual Report on Form 10-K for the year ended December 31, 2014, can be found at www.casipharmaceuticals.com.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 / Fax 301.315.2437

Ken K. Ren, Ph.D., Chief Executive Officer, commented, “Our financial results for the fourth quarter 2014 and year ended December 31, 2014 were as anticipated. We continue to carefully manage our operating expenses, while at the same time continuing to invest behind our mission to become a fully-integrated pharmaceutical company with a rich product pipeline of commercial and clinical-stage assets. We will continue to build on the success and groundwork of 2014, and remain on track to meet our key corporate goals for 2015, which include:

▪	Initiate advanced clinical trial for ENMD-2076 in Fibrolamellar Carcinoma patients in the U.S.

▪	Initiate commercial activities for Zevalin® in Hong Kong

▪	Initiate import drug registration (IDR) for Zevalin® in China and Taiwan

▪	Initiate import drug registration (IDR) for Marqibo® in China, Taiwan, and Hong Kong

▪	Initiate China sites for current Phase 2 triple-negative breast cancer trial

▪	Provide update on ENMD-2076 from current exploratory Phase 2 trials in triple-negative breast cancer and soft tissue sarcoma

▪	Initiate Phase 1 PK trial with healthy volunteers for 2ME2

▪	Pursue additional drug candidates for pipeline

About CASI Pharmaceuticals, Inc.

CASI is a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a commercial focus on China. CASI’s product pipeline includes exclusive rights to ZEVALIN® (ibritumomab tiuxetan), MARQIBO® (vinCRIStine sulfate LIPOSOME injection) and Captisol-EnabledTM (propylene glycol-free) melphalan (CE melphalan) for greater China (including Taiwan, Hong Kong and Macau). CASI’s development pipeline also includes its proprietary drug candidate ENMD-2076, a selective angiogenic kinase inhibitor currently in multiple Phase 2 oncology studies, and 2ME2 (2-methoxyestradial) currently under reformulation development. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); risks relating to interests of our largest stockholders that differ from our other stockholders; and the risk of substantial dilution of existing stockholders in future stock issuances. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

ZEVALIN® and MARQIBO® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. Captisol-Enabled™ is the trademark property of its owner.

COMPANY CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Torrey Hills Capital Jim Macdonald 858.456.7300 jmacdonald@torreyhillscapital.com

(Financial Table Follows)

CASI Pharmaceuticals, Inc. SUMMARY OF OPERATING RESULTS Three Months Ended December 31,
	2014	2013

Total revenues	$23,727	$-

Research and development	$784,024	$597,668

General and administrative	$823,092	$711,217

Acquired in-process research and development	$-	$-

Net loss	$(1,596,677)	$(1,308,468)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.05)	$(0.05)

Weighted average number of shares outstanding (basic and diluted)	32,445,811	27,040,429

Twelve Months Ended December 31,

	2014	2013

Total revenues	$23,727	$-

Research and development	$2,765,492	$2,677,008

General and administrative	$3,756,548	$3,063,011

Acquired in-process research and development	$19,681,711	$-

Net loss	$(26,202,308)	$(5,738,361)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.92)	$(0.22)

Weighted average number of shares outstanding (basic and diluted)	28,595,402	26,125,852

Cash and cash equivalents	$10,669,919	$15,131,671

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